Exhibit 10.6

THIRD AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into effective as of December 31, 2012 by and between Cubic Energy, Inc., a Texas corporation (the “Company”), and Wells Fargo Energy Capital, Inc., a Texas corporation (the “Holder”), and amends and restates that certain Second Amended and Restated Registration Rights Agreement dated August 30, 2010 by and between the parties to this Agreement, which amended and restated that certain Amended and Restated Registration Rights Agreement dated December 18, 2009 by and between the parties to this Agreement, which amended and restated that certain Registration Rights Agreement dated March 5, 2007 by and between the parties to this Agreement.

WHEREAS, previously, (a) the Company entered into that certain Credit Agreement (together with the amendments described below collectively herein referred to as the “Credit Agreement”), dated as of March 5, 2007, with the Holder pursuant to which the Holder made loans, including a “Term Loan” (as defined in the Credit Agreement) to the Company that is convertible into shares of the common stock, par value $0.05 per share (the “Common Stock”), issued by the Company as provided in Section 2.15 of the Credit Agreement, (b)  the Company issued to the Holder that certain Warrant To Purchase Shares of Common Stock of Cubic Energy, Inc. (the “First Warrant”) to purchase shares of Common Stock as provided therein, and (c) entered into the Registrations Rights Agreement, dated March 5, 2007 and referenced above;

WHEREAS, on May 8, 2008, the Company and the Holder executed a First Amendment to Credit Agreement, which, among other things deleted the need for the Supplemental Warrant (as that term was defined in the original Credit Agreement);

WHEREAS, on December 18, 2009, the Company and the Holder executed a Second Amendment to Credit Agreement (the “Second Amendment”), pursuant to which, amount other things, (a) the maturity of the Term Loan was extended by the execution and delivery of a replacement Term Note, (b) the terms of the First Warrant were amended and restated by the execution and delivery of an Amended and Restated Warrant To Purchase Shares of Common Stock of Cubic Energy, Inc. (No. 2007-1A) (the “A&R First Warrant”), and (c) the Company issued to the Holder a second Warrant to Purchase Shares of Common Stock of Cubic Energy, Inc. (No. 2009-1) (the “Second Warrant”);

WHEREAS, on August 30, 2010, the Company and the Holder have executed a Third Amendment to Credit Agreement (the “Third Amendment”) of even date, pursuant to which, among other things, (a) the Borrowing Base was increased from $25,000,000 to $30,000,000, and (b) the Company issued to the Holder a third Warrant to Purchase Shares of Common Stock of Cubic Energy, Inc. (No. 2010-1) (the “Third Warrant”);

WHEREAS, on June 18, 2012, the Company and the Holder have executed a Fourth Amendment to Credit Agreement (the “Fourth Amendment”);

WHEREAS, contemporaneously with the execution of this Agreement, the Company and the Holder have executed a Fifth Amendment to Credit Agreement (the “Fifth Amendment”) of even date, pursuant to which, among other things, (a) the maturity of the Term Loan was extended by the execution and delivery of a replacement Term Note, (b) the terms of the A&R First Warrant were amended and restated by the execution and delivery of a Second Amended and Restated Warrant To Purchase Shares of Common Stock of Cubic Energy, Inc. (No. 2007-1B) (the “Second A&R First Warrant”) (c) the terms of the Second Warrant were amended and restated by the execution and delivery of an Amended and Restated Warrant To Purchase Shares of Common Stock of Cubic Energy, Inc. (No. 2009-1A) (the “A&R Second Warrant”), and (d) the terms of the Third Warrant were amended and restated by the execution and delivery of an Amended and Restated Warrant To Purchase Shares of Common Stock of Cubic Energy, Inc. (No. 2010-1A) (the “A&R Third Warrant”);

WHEREAS, this Agreement provides a method for the registration of the shares of Common Stock to be issued pursuant to Section 2.15 of the Credit Agreement and upon exercise of the Second A&R First Warrant, the A&R Second Warrant or the A&R Third Warrant or any of the foregoing (the “Shares”); and

WHEREAS, among other things, the Fifth Amendment requires the simultaneous execution and delivery of this Agreement, the Second A&R First Warrant, the A&R Second Warrant and the A&R Third Warrant as conditions precedent to the effectiveness of the Fifth Amendment;

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Certain Definitions.

As used in this Agreement, in addition to the other terms defined herein, the following capitalized defined terms shall have the following meanings:

“A&R First Warrant” shall have the meaning set forth in the recitals to this Agreement.

“A&R Second Warrant” shall have the meaning set forth in the recitals to this Agreement.

“A&R Third Warrant” shall have the meaning set forth in the recitals to this Agreement.

“Additional Shares” means shares or other securities issued by the Company with respect to the Common Stock in connection with any stock dividend, stock distribution, stock split or similar issuance.

“Affiliate” shall mean, with respect to any Person, a Person that directly, or indirectly though one or more intermediaries, controls, is controlled by, or is under common control with the first mentioned Person.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Business Day” means any day other than a day on which the SEC is closed.

“Common Stock” shall have the meaning set forth in the recitals to this Agreement.

“Company” shall mean Cubic Energy, Inc., a Texas corporation.

“Credit Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Effective Time” means each of the four (4) dates the Holder shall have given the Registration Notice.

“End of Suspension Notice” shall have the meaning set forth in Section 3(b) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fifth Amendment” shall have the meaning set forth in the recitals to this Agreement.

“First Warrant” shall have the meaning assigned in the recitals of this Agreement.

“Fourth Amendment” shall have the meaning set forth in the recitals to this Agreement.

“Holder” has the meaning assigned in the preamble and any other lawful assignee of the rights in this Agreement.

“Indemnitee” shall have the meaning set forth in Section 9 hereof.

“NYSE MKT” shall mean the national securities exchange operated by the NYSE MKT LLC on which the Common Stock is admitted for trading.

“Person” shall mean an individual, partnership, corporation, trust, or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Registrable Shares” shall mean all Shares issued upon conversion of the Term Loan as provided in Section 2.15 of the Credit Agreement and upon exercise of the Second A&R First Warrant, the A&R Second Warrant, or the A&R Third Warrant, or any of the foregoing, or other securities issued or issuable in respect of the Common Stock by way of spin-off, dividend or stock split or in connection with a combination of shares, reclassification, merger, consolidation or reorganization; provided, however, that “Registrable Shares” shall not include (i) Common Stock for which a Registration Statement relating to the sale thereof shall have become effective under the Securities Act and which have been disposed of, as applicable, under such Registration Statement, (ii) Common Stock sold pursuant to Rule 144, (iii) Common Stock which otherwise have been transferred by Holder, for which the Company has delivered a new certificate not bearing a legend restricting further transfer (or registered such Common Stock in an uncertificated registration without restriction on further transfers) and such Common Stock may be resold without subsequent registration under the Securities Act or (iv) Common Stock eligible for sale pursuant to Rule 144(b)(1)(i) free of the requirement contained in Rule 144(c)(1) (or any successor provision) by the Holder.

“Registration Expenses” shall mean any and all expenses incident to the performance of or compliance with this Agreement, including without limitation: (a) all registration and filing fees; (b) all fees and expenses associated with a required listing of the Registrable Shares on any securities exchange; (c) fees and expenses with respect to filings required to be made with an exchange or any securities industry self-regulatory body; (d) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters or holders of securities in connection with blue sky qualifications of the securities and determination of their eligibility for investment under the laws of such jurisdictions); (e) printing, messenger, telephone and delivery expenses of the Company; (f) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters, or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters, if such comfort letter or comfort letters is required by the managing underwriter); (g) securities acts liability insurance, if the Company so desires; (h) all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (i) the expense of any annual audit; (j) the fees and expenses of any Person, including special experts, retained by the Company; and (k) the reasonable out-of-pocket expenses of one legal counsel (who shall be reasonably acceptable to the Company) for the Holders in connection with providing the information with respect to the Holders that is required to be included in the Registration Statements filed by the Company pursuant to this Agreement and the review of that information in the Registration Statement, in an amount not to exceed Five Thousand Dollars ($5,000.00) for each Registration Statement filed provided, however, that Registration Expenses shall not include, and the Company shall not have any obligation to pay, any underwriting fees, discounts or commissions attributable to the sale of such Registrable Shares, or any legal fees and expenses of counsel to any Holder (except as specifically provided above).

“Registration Notice” shall have the meaning set forth in Section 2(a) hereof.

“Registration Statement” shall mean any registration statement of the Company that covers the sale or resale of any of the Registrable Shares under the Securities Act on an appropriate form, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

“Resale Shelf Registration Expiration Date” shall have the meaning set forth in Section 2(b) hereof.

“Resale Shelf Registration Statement” shall have the meaning set forth in Section 2(b) hereof.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision).

“SEC” shall mean the Securities and Exchange Commission.

“Second A&R First Warrant” shall have the meaning set forth in the recitals to this Agreement.

“Second Amendment” shall have the meaning set forth in the recitals to this Agreement.

“Second Warrant” shall have the meaning set forth in the recitals to this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” shall have the meaning set forth in the recitals of this Agreement.

“Subsequent Shelf Registration Statement” shall have the meaning set forth in Section 3(d) hereof.

“Suspension Event” shall have the meaning set forth in Section 3(a) hereof.

“Suspension Notice” shall have the meaning set forth in Section 3(b) hereof.

“Term Loan” shall have the meaning assigned in the recitals of this Agreement.

“Third Amendment” shall have the meaning set forth in the recitals to this Agreement.

“Third Warrant” shall have the meaning set forth in the recitals to this Agreement.

2.                                      Resale Registration Rights.

(a)                                 Registration Notice. At any time that the Holder is the holder of Registrable Shares, the Holder may give a notice (the “Registration Notice”) stating that the Holder is exercising the right granted in Section 2(b) of this Agreement and stating the number of Registrable Shares to be registered, which shall be no less than (i) in the case of the first, second and third exercises under this Section 2, One Million (1,000,000) Shares, and (ii) in the case of the fourth exercise, the lesser of One Million (1,000,000) Shares or all of the Registrable Shares then held by the Holder.

(b)                                 Registration Statement Covering Resale of Registrable Shares.  As soon as practicable, but in no event more than forty-five (45) days, after each Effective Time, the Company shall (i) file with the SEC, or (ii) have filed with the SEC prior to the Effective Time a shelf Registration Statement (the “Resale Shelf Registration Statement”) pursuant to Rule 415 under the Securities Act pursuant to which all of the Registrable Shares to be registered shall be included (on the initial filing or by supplement thereto) to enable the public resale on a delayed or continuous basis of such Registrable Shares by the Holder. The Company shall file the Resale Shelf Registration Statement on such form as the Company may then utilize under the rules of the SEC and use its commercially reasonable efforts to have the Resale Shelf Registration Statement declared effective under the Securities Act as soon as practicable. The Company agrees to use its commercially reasonable efforts to maintain the effectiveness of the Resale Shelf Registration Statement, including by filing any necessary post-effective amendments and prospectus supplements, or, alternatively, by filing new registration statements relating to the Registrable Shares as required by Rule 415 under the Securities Act, continuously until the date (the “Resale Shelf Registration Expiration Date”) that is the earlier of (i) two (2) years following the date of effectiveness of the Resale Shelf Registration Statement or (ii) the date on which the Holder no longer holds any Registrable Shares covered by such Resale Shelf Registration Statement.  The Company shall not be obligated to file more than four (4) Resale Shelf Registration Statements pursuant to this Section 2(b).

(c)                                  Notification and Distribution of Materials.  The Company shall notify the Holder of the effectiveness of any Registration Statement applicable to the Registrable Shares and shall furnish to the Holders, without charge, such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Registration Statement or such other documents as the Holder may reasonably request in order to facilitate the sale of the Registrable Shares in the manner described in the Registration Statement.

(d)                                 Amendments and Supplements.  Subject to Section 3, (i) the Company shall promptly prepare and file with the SEC from time to time such amendments and supplements to each Registration Statement and Prospectus used in connection therewith as may be necessary to keep that Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares so registered until the Resale Shelf Registration Expiration Date and (ii) upon five (5) Business Days’ notice, the Company shall file any supplement or post-effective amendment to the Registration Statement with respect to the plan of distribution or the Holder’s ownership interests in his, her or its Registrable Shares that is reasonably necessary to permit the sale of the Holder’s Registrable Shares pursuant to the Registration Statement.  Notwithstanding anything herein to the contrary, any period of time during which any Resale Shelf Registration Statement and Prospectus is not available for use by the Holders because of action taken pursuant to clause (ii) of the preceding sentence shall not be considered with respect to the calculation of any other period of time referred to herein.

(e)                                  Notice of Certain Events.  The Company shall promptly and in any event within three (3) Business Days notify the Holders of, and confirm in writing, any request by the SEC for any amendment or supplement to, or additional information in connection with, any Registration Statement required to be prepared and filed hereunder (or Prospectus relating thereto). The Company shall promptly and in any event within three (3) Business Days notify each Holder of, and confirm in writing, the filing of the Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to the Registration Statement and the effectiveness of any post-effective amendment.

(f)                                   Stop Orders.  During the period referred to in Section 2(b), the Company shall use its commercially reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable.

(g)                                  Eligibility for Form S-3 or S-1; Conversion to Form S-3.  The Company represents and warrants that it meets the requirements for the use of SEC Form S-3 or S-1 for the registration of the sale by the Holders of the Registrable Shares.  The Company agrees to file all reports required to be filed by the Company with the SEC in a timely manner so as to remain eligible or become eligible, as the case may be, and thereafter to maintain its eligibility, for the use of Form S-3.  If the Company is not currently eligible to use SEC Form S-3, not later than five (5) business days after the Company first meets the registration eligibility and transaction requirements for the use of Form S-3 (or any successor form) for registration of the offer and sale by the Holders of the Registrable Shares, the Company shall file a Registration Statement on Form S-3 (or such successor form) with respect to the Registrable Shares covered by the Registration Statement on Form S-1, filed pursuant to this Section 2 (and include in such Registration Statement on Form S-3 the information required by Rule 429 under the Securities Act) or convert the Registration Statement on Form S-1, whichever is applicable, filed pursuant to this Section 2 to a Form S-3 pursuant to Rule 429 under the Securities Act and cause such Registration Statement (or such amendment) to be declared effective no later than thirty (30) days after filing.

(h)                                 Underwriter.  In the event Holders holding a majority-in-interest of the Registrable Shares being registered determine to engage the services of an underwriter, the Company agrees to enter into and perform the Company’s obligations under an underwriting agreement in the usual and customary form for secondary offerings at the time of execution, including, without limitation, indemnification and contribution obligations customary for issuers, and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Shares included in the registration statement.

3.                                      Suspension of Registration Requirement; Restriction on Sales.

(a)                                 As promptly as practicable after becoming aware of such event, the Company shall notify each Holder of the happening of any event (a “Suspension Event”), of which the Company has knowledge, as a result of which the prospectus included in any Resale Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to any Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request; provided, however, that, for not more than fifteen (15) consecutive trading days (or a total of not more than thirty (30) trading days in any twelve (12) month period), the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or Resale Shelf Registration Statement updating) the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company; provided, further, that, if the Resale Shelf Registration Statement was not filed on Form S-3, such number of days shall not include the fifteen (15) calendar days following the filing of any Form 8-K, Form 10-Q or Form 10-K, or other comparable form, for purposes of filing a post-effective amendment to the Resale Shelf Registration Statement.

(b)                                 Upon a Suspension Event, the Company shall give written notice (a “Suspension Notice”) to each Holder to suspend sales of the Registrable Shares, and such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is pursuing with reasonable diligence the completion of the matter giving rise to the Suspension Event or otherwise taking all reasonable steps to terminate suspension of the effectiveness or use of the Registration Statement within the time limits contemplated pursuant to Section 3(a).  In no event shall the Company, without the prior written consent of a Holder, disclose to the Holder any of the facts or circumstances giving rise to the Suspension Event. The Holder shall not effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice and prior to receipt of an End of Suspension Notice.  The Holder may resume effecting sales of the Registrable Shares under the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company.  This End of Suspension Notice shall be given by the Company to the Holder in the manner described above promptly following the conclusion of any Suspension Event and its effect.

(c)                                  Notwithstanding any provision herein to the contrary, if the Company gives a Suspension Notice pursuant to this Section 3 with respect to the Resale Shelf Registration Statement, the Company shall extend the period during which such Resale Shelf Registration Statement shall be maintained effective under this Agreement by the number of days during the period from the date of the giving of the Suspension Notice to and including the date when Holders shall have received the End of Suspension Notice and copies of the supplemented or amended Prospectus necessary to resume sales; provided, however, such period of time shall not be extended beyond the date that the Shares are no longer Registrable Shares.

(d)                                 If any Additional Shares are issued or distributed to the Holder after the later of (i) the effectiveness of the Resale Shelf Registration Statement or (ii) the Effective Time, or such Additional Shares were otherwise not included in a prior Registration Statement, then the Company shall as soon as practicable, at the option of the Company and subject to compliance with Section 2(b) with respect to the Holder of the Registrable Shares with respect to which such Additional Shares are issued, either (A) file an additional shelf Registration Statement (including the Prospectus, amendments and supplements to such Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, a “Subsequent Shelf Registration Statement”) covering such Additional Shares on behalf of the Holders thereof in the same manner, and subject to the same provisions in this Agreement as the Resale Shelf Registration Statement or (B) file a supplement to the Resale Shelf Registration Statement to include therein and cover such Additional Shares on behalf of the Holders.

4.                                      Holder’s Obligations.  In connection with the registration of the Registrable Securities, each Holder shall have the following obligations:

(a)                                 It shall be a condition precedent to the obligations of the Company to complete each registration pursuant to this Agreement with respect to the Registrable Shares that each Holder shall have furnished to the Company such information regarding itself, the Registrable Shares held by it and the intended method of disposition of the Registrable Shares held by it as shall be reasonably required to effect the registration of such Registrable Shares and shall execute such questionnaires addressing these matters in connection with a registration as the Company may reasonably request.  At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement (and any other amendments) hereunder, the Company shall notify each Holder of the information the Company requires from each such Holder.

(b)                                 Each Holder agrees that, upon receipt of any Suspension Notice, such Holder will immediately discontinue disposition of Registrable Shares pursuant to the Registration Statement covering such Registrable Shares until such Holder’s receipt of the End of Suspension Notice and, if so directed by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy all copies in such Holder’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of the Suspension Notice.

(c)                                  In the event Holder(s) holding a majority-in-interest of the Registrable Shares being registered determine to engage the services of an underwriter, each Holder agrees to enter into and perform such Holder’s obligations under an underwriting agreement, in usual and customary form for secondary offerings, at the time of execution, including, without limitation, indemnification and contribution obligations customary for selling security holders, and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Shares, unless such Holder has notified the Company in writing of such Holder’s election to exclude all of such Holder’s Registrable Shares from such Registration Statement.

(d)                                 No Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell such Holder’s Registrable Shares on the basis provided in any underwriting arrangements entered into by the Company, in usual and customary form, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 8 below.

5.                                      Rule 144 Reporting and Other Covenants.  The Company covenants and agrees with each Holder, that:

(a)                                 Exchange Act Filings.  For so long as a Holder holds Registrable Shares and may not sell those shares pursuant to Rule 144(b)(1)(i) free of the requirement contained in Rule 144(c)(1), the Company agrees:

(i)                                to make and keep public information available, as those terms are understood and defined in Rule 144(c);

(ii)                             to use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Exchange Act so long as the Company has a class of securities outstanding that is registered under Section 12(b) or 12(g) of the Exchange Act and the filing of reports and other documents is required for the provisions of Rule 144 applicable to the Holder’s sale of the Shares; and

(iii)                          to furnish to any Holder promptly upon request a written statement by the Company as to its compliance in all material respects with the reporting requirements of Rule 144 and of the Exchange Act, furnish or make available to any Holder a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company, and take such reasonable further actions consistent with this Section 5, as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such Registrable Shares under Rule 144 without registration.

(b)                                 Other Financial Information.  If at any time after the date hereof the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act and the Holder holds Registrable Shares, the Company shall provide or cause to be provided to the Holder all of the following, in form and detail satisfactory to the Holder:

(i) not later than 90 days after and as of the end of each fiscal year, an audited financial statement of the Company, audited by an independent accounting firm, to include consolidated balance sheets and consolidated statements of income, retained earnings and cash flow, in accordance with generally accepted accounting principles, together with an opinion of such auditors on the financial statements;

(ii) not later than 45 days after and as of the end of each calendar quarter, a financial statement of the Company, prepared by the Company, to include consolidated balance sheets and consolidated statements of income, retained earnings and cash flow, in accordance with generally accepted accounting principles, certified by a senior financial officer; and

(iii) from time to time such other information as the holder may reasonably request.

(c)                                  Transactions with Affiliates.  For so long as any of the Second A&R First Warrant, the A&R Second Warrant or the A&R Third Warrant is outstanding, the Company shall not, and shall not permit any of its Subsidiaries (i) to enter into any transaction, including without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of the Company unless such transactions are in the ordinary course of its business or are upon fair and reasonable terms no less favorable to it than the Company would obtain in a comparable arm’s-length transaction with a person not an Affiliate, or (ii) other than issuances of securities pursuant to the Company’s 2005 Stock Option Plan which shall be issued as incentive compensation and issuances of Common Stock upon exercise of the Second A&R First Warrant, the A&R Second Warrant or the A&R Third Warrant, to issue, or agree to issue, any shares of capital stock (including rights or warrants with respect thereto) or stock appreciation rights, stock benefit plans, phantom stock rights or plans or any similar plans or rights or other rights measured by earnings, profits, or revenues of the Company or its Subsidiaries to any Affiliate including shareholders, directors and officers and their respective Affiliates, unless such transaction is fair to the Company.  If a transaction referred to in subsection (i) or (ii) hereof is approved by a majority of Independent Directors (for example, if the Company has four directors — two of whom are Independent Directors and two of whom are not — and a transaction is approved by a majority of the directors including both Independent Directors, that approval constitutes a majority of Independent Directors), that approval shall be presumptive evidence that such transaction complies with the provisions of this Section. As used herein, an Independent Director shall mean any director who does not have an economic interest in the proposed transaction and who is not related by blood or marriage to any person who has an economic interest. As used herein, “Affiliate” means any person controlled by, controlling or under common control with another person; provided however, the Holder and its direct and indirect wholly-owned subsidiaries and the Persons that directly or indirectly own the Holder shall not be deemed Affiliates of the Company.  Notwithstanding anything herein to the contrary, the consummation of the transactions described in the Company’s Current Report on Form 8-K filed with the SEC on December 1, 2009, including any conversion of shares of the preferred stock described in that filing, shall be deemed not to violate the provisions hereof.

(d)                                 Restrictions on Dividend Payments. For so long as any of the Second A&R First Warrant, the A&R Second Warrant or the A&R Third Warrant is outstanding, the Company shall not pay any dividends with respect to its Common Stock (other than dividends payable in shares of its Common Stock) out of its surplus or otherwise or return any capital to its stockholders as such or authorize or make any other distribution, payment or delivery of property or cash to its holders of Common Stock as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration (otherwise than in exchange for, or from the proceeds of the substantially concurrent sale of, other shares of capital stock of the Company), any shares of any class of its Common Stock now or hereafter outstanding, unless the Company has provided notice to the Holder not less than five (5) business days prior to the record date thereof.

6.                                      State Securities Laws.  Subject to the conditions set forth in this Agreement, the Company shall, in connection with the filing of any Registration Statement hereunder, file such documents as may be necessary to register or qualify the Registrable Shares under the securities or “blue sky” laws of such states as the Holders may reasonably request in connection with the offer and sale of Registrable Shares pursuant to the intended methods of disposition by the Holders as set forth in the applicable Registration Statement, and the Company shall use its commercially reasonable efforts to cause such filings to become effective in a timely manner; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6, (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction (other than customary consents to service of process filed with state securities administrators), (d) provide any undertakings that are not customary in similar registrations of securities and cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its shareholders. Once effective, the Company shall use its commercially reasonable efforts to keep such filings effective until the earlier of (x) such time as all of the Registrable Shares so registered have been disposed of in accordance with the intended methods of disposition by the Holders as set forth in the applicable Registration Statement, (y) in the case of a particular state, the applicable Holders have notified the Company that they no longer require an effective filing in such state in accordance with their original request for filing or (z) the date on which the applicable Registration Statement ceases to be effective.

7.                                      Listing.  The Company’s Common Stock is currently listed for trading on the NYSE MKT, and the Company has listed all of the Registrable Shares for trading on the NYSE MKT.  Should the Common Stock be listed or otherwise eligible for full trading privileges on any other securities exchange, the Company shall, not later than ten (10) Business Days after the date on which the Registrable Shares are issued by the Company to the Holder, cause the Registrable Shares to be listed for trading.  The Company will use its commercially reasonable efforts to continue the listing or trading privilege for all Registrable Shares on the NYSE MKT and any such exchange or market for so long as such listing or trading privileges are generally available to the Common Stock. The Company will as promptly as practicable notify the Holder of, and confirm in writing, the delisting of the Common Stock by such exchange or market.

8.                                      Expenses.  The Company shall bear all Registration Expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement and the Company’s performance of its other obligations under the terms of this Agreement. The Holder shall bear all underwriting fees, discounts or commissions attributable to the sale of securities by the Holder, or any legal fees and expenses of counsel to the Holder (except those expenses included in Registration Expenses and as otherwise specifically provided herein) and all other expenses incurred by the Holder in connection with the performance by the Holder of its obligations, and exercise of its rights, under the terms of this Agreement.

9.                                      Indemnification by the Company.  The Company agrees to indemnify the Holder and, if a Holder is a Person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, that controls a Holder within the meaning of the Securities Act, and each other Person, if any, subject to liability because of his, her or its connection with a Holder (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based upon any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company under the terms of this Agreement or in connection with any Registration Statement or Prospectus, or upon any untrue or alleged untrue statement of material fact contained in any Registration Statement or any Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to such Indemnitee or any Person who participates as an underwriter in the offering or sale of Registrable Shares or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission (a) made in such Registration Statement or in any such Prospectus in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company pursuant to an investor questionnaire or otherwise expressly for use in connection with such Registration Statement or the Prospectus contained therein by such Indemnitee; (b) made in any preliminary prospectus if the Holder failed to deliver or make available a  copy of the Prospectus with or prior to delivery of written confirmation of the sale by the Holder to the party asserting the claim and such Prospectus would have corrected such untrue statement or admission; or (c) made in any Prospectus if any untrue statement or omission was corrected in an amendment or supplement to such Prospectus delivered to the Holder prior to the sale of Registrable Shares and the Holder failed to deliver or make available such amendment or supplement prior to or concurrently with the sale of Registrable Shares to the party asserting the claim.  The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnitee.

10.                               Covenants of Holder.  The Holder hereby agrees (a) to cooperate with the Company and to furnish to the Company all such information (including customary investor questionnaires) concerning its plan of distribution and ownership interests with respect to its Registrable Shares in connection with the preparation of each Registration Statement with respect to the Holder’s Registrable Shares and any filings with any state securities commissions as the Company may reasonably request, (b) to indemnify the Company, its officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, who controls the Company within the meaning of the Securities Act, and each other Person, if any, subject to liability because of his, her or its connection with the Company, against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any such Registration Statement or the Prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and only to the extent that such statement or omission occurs from reliance upon and in conformity with written information regarding the Holder, his, her or its plan of distribution or his, her or its ownership interests, that was furnished to the Company in writing by the Holder pursuant to an investor questionnaire or otherwise expressly for use therein unless such statement or omission was corrected in writing to the Company prior to the date one day prior to the date of the final Prospectus (as supplemented or amended, as the case may be).

11.                               Indemnification Procedures.  Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made hereunder, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations hereunder, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than hereunder. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof (alone or jointly with any other indemnifying party similarly notified), to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses (provided that in connection with such assumption the indemnifying parties provide the indemnified parties a full release of any costs or other expenses in connection therewith), the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that (a) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) Business Days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or

(b) if such indemnified party who is a defendant in any action or proceeding that is also brought against the indemnifying party shall have reasonably concluded, based on the advice of counsel, that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (c) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction) and the indemnifying party shall be liable for any expenses therefor.  No indemnifying party shall, without the written consent of the indemnified party (which shall not be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or (to the knowledge of the indemnifying party) threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party and (z) does not and is not likely to materially adversely affect the indemnified party.

12.                               Limitations on Registration Rights.  Neither the Company nor any of its security holders (other than the Holder acting pursuant to this Agreement) may include securities of the Company in any Registration Statement filed pursuant to this Agreement other than Registrable Securities.

13.                               Contribution.

(a)                                 If the indemnification provided for in Section 9 or Section 10 is unavailable to an indemnified party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall the obligation of any indemnifying party to contribute under this Section 13 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 9 or Section 10 hereof had been available under the circumstances.

(b)                                 The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

(c)                                  Notwithstanding the provisions of this Section 13, the Holder shall not be required to contribute any amount in excess of the amount by which the gross proceeds from the sale of Registrable Shares exceeds the amount of any damages that the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No indemnified party that has made a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

14.                               Amendments and Waivers.  The provisions of this Agreement may not be amended, modified, or supplemented or waived without the prior written consent of the Company and the Holder.

15.                               Notices.  Any notice required or permitted to be given under or in connection with this Agreement or any of the other Loan Documents (except as may otherwise be expressly required therein) shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, or sent by telex, telegram, telecopy, facsimile, electronically by e-mail or other similar form of rapid transmission confirmed by mailing (by certified mail, return receipt requested, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party.  All such communications shall be mailed, sent, delivered, faxed or e-mailed,

(a)                                 if to the Company to:

Cubic Energy, Inc.

9870 Plano Road

Dallas, Texas 75238

Attn: Larry G. Badgley

Telephone: (972) 681-8047

Fax: (972) 681-9687

e-mail: larry@cubicenergyinc.com

or to such other address or to such individual’s or department’s attention as the Borrower may have furnished the Lender in writing; and

(b)                                 if to the Holder to:

Wells Fargo Energy Capital, Inc.

1000 Louisiana

9th Floor

MAC T5002-090

Houston, Texas 77002

Attn: Gary Milavec

Telephone: (724) 942-5839

Fax:  (713) 652-5874

e-mail:  milavega@wellsfargo.com

or to such other address or to such individual’s or department’s attention as the Lender may have furnished the Borrower in writing.

16.                               Successors and Assigns; Third Party Beneficiaries.  Neither the Company, or Holder shall be entitled to assign any of its rights or obligations under this Agreement without, in the case of the Company, the consent of a majority of the aggregate number of the outstanding Registrable Shares or, in the case of the Holder, upon the prior written consent of the Company (which consent the Company may withhold in its sole discretion); provided, however, the Holder may assign its rights hereunder pro rata to any subsequent transferee of Registrable Shares. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto and shall inure to the benefit of each Holder.  The Indemnities shall be third-party beneficiaries of Section 9, Section 10, Section 11, Section 12 and Section 13 of this Agreement, but no other Person not a party hereto shall have any rights under this Agreement.

17.                               Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

18.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed wholly within said State.

19.                               Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

20.                               Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

21.                               Survival.  The indemnification and contribution obligations under Section 9, Section 10, Section 11 and Section 13 shall survive the completion or termination of the Company’s obligations under Section 2.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CUBIC ENERGY, INC.

By:
Name:
Title:

WELLS FARGO ENERGY CAPITAL, INC.

By:
Name:
Title: